Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contacts:
Robert Wahlman, CFO 610-743-8074
Bob Ramsey, Director of Investor Relations and Strategic Planning 484-926-7118

CUSTOMERS BANCORP REPORTS NET INCOME FOR
THIRD QUARTER 2017 AND FIRST NINE MONTHS 2017
Q3 2017 EARNINGS IMPACTED BY NOTABLE CHARGES RESULTING
FROM CHANGE IN BANKMOBILE DISPOSITION STRATEGY
AND RELIGARE IMPAIRMENT

● Q3 2017 Net Income to Common Shareholders of $4.1 Million, or $0.13 Diluted Earnings Per
Common Share, Down 77.8% and 79.4%, Respectively, From Q3 2016
● First Nine Months of 2017 Net Income to Common Shareholders of $46.4 Million, or $1.42
Diluted Earnings Per Common Share, Down 12.5% and 21.1%, Respectively, From First Nine
Months of 2016
● Notable Charges to Net Income During Q3 2017 Totaled $15.6 Million, or $0.48 Diluted Earnings
Per Common Share, For Change in BankMobile Disposition Strategy ($10.4 Million After Tax,
or $0.32 Per Diluted Share), and Religare Equity Investment Impairment ($8.3 Million, or
$0.16 Per Diluted Share)
● Q3 2017 Diluted Earnings Per Common Share Excluding the Notable Items Was $0.61 (a
Non-GAAP Measure) and First Nine Months Diluted Earnings Per Common Share Excluding
the Notable Items Was $1.99 (a Non-GAAP Measure)
● Assets at September 30, 2017 Totaled $10.5 Billion, Down From June 30, 2017 Total Assets
of $10.9 Billion, and Up From September 30, 2016 Total Assets of $9.6 Billion
● Customers to Reduce Assets to Under $10 Billion at December 31, 2017 to Further Improve
Capital Ratios and Defer Potential Effects of the Durbin Amendment to July 1, 2019
● At September 30, 2017 Total Loans Were $9.2 Billion, Up 9.0% From September 30, 2016 and
Total Deposits Were $7.6 Billion, Up 2.8% From September 30, 2016; September 30, 2017
Non-Interest Bearing Demand Deposits Were $1.4 Billion, Up $346.3 Million From
September 30, 2016 and Up $461.2 Million From December 31, 2016
● September 30, 2017 Shareholders' Equity of $911 Million Up 15.3% From September 30, 2016
● Estimated Tier 1 Risk Based Capital Was 10.94% at September 30, 2017 Compared to
9.90% at September 30, 2016. Tangible Common Equity to Tangible Assets (a Non-GAAP
Measure) Was 6.47% at September 30, 2017 Compared to 5.79% at September 30, 2016
● September 30, 2017 Book Value Per Common Share of $22.51 Up 8.3% From September 30,
2016. September 30, 2017 Tangible Book Value Per Common Share (a Non-GAAP Measure)
of $21.98 Up 9.0% From September 30, 2016

Wyomissing, PA - October 25, 2017 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively “Customers”), reported net income to common shareholders of $4.1 million for the third quarter of 2017 ("Q3 2017") compared to net income to common shareholders of $18.7 million for the third quarter of 2016 ("Q3 2016"), a decrease of $14.5 million, or 77.8%. Fully diluted earnings per common share for Q3 2017 was $0.13 compared to $0.63 fully diluted earnings per common share for Q3 2016, a decrease of $0.50, or 79.4%. Average fully diluted shares for Q3 2017 were 32.5 million compared to average fully diluted shares for Q3 2016 of 29.7 million.

Customers also reported net income to common shareholders of $46.4 million for the first nine months of 2017 compared to net income to common shareholders of $53.0 million for the first nine months of 2016, a decrease of $6.6 million, or 12.5%. Fully diluted earnings per common share was $1.42 for the first nine months of 2017 compared to $1.80 for the first nine months of 2016, a decrease of 21.1%.

Customers' Q3 2017 and first nine months of 2017 net income to common shareholders were affected by several notable charges in Q3 2017. First, Customers' previously-announced strategic decision to spin-off its BankMobile business directly to Customers’ shareholders, to be followed by a merger of BankMobile into Flagship Community Bank rather than sell the business directly to a third party resulted in including BankMobile segment results as part of the continuing Customers’ business rather than as discontinued operations. The reclassification as part of the continuing business resulted in the capture of depreciation and amortization expense not recognized during the period the related assets were classified as held for sale ($4.2 million pre-tax, or $0.08 per diluted share). In addition, Customers' decision to spin-off and then merge the BankMobile business eliminated Customers’ tax strategy to offset capital losses on disposition of the Religare Enterprises, Ltd. ("Religare") common stock with capital gains from the sale of BankMobile. Customers’ decision to pursue the spin-off and merger reduced earnings by $7.7 million after tax ($0.24 per diluted share) in the third quarter due to the reversal of $4.6 million of previously recognized deferred tax assets, and inability to recognize deferred tax benefits of $3.1 million for the Q3 2017 impairment charge of $8.3 million ($0.16 per diluted share), equal to the Q3 2017 decrease in market value of Customers’ investment in Religare.

“While we believe Customers’ strategic decision to spin-off the BankMobile business should provide very significant benefits to our shareholders, there were some significant costs affecting our third quarter financial statements. Also, the fair value of our Religare equity investments declined by $8.3 million in Q3 2017. Excluding the notable items, Customers generated approximately $0.61 in Q3 2017 earnings,” stated Jay Sidhu, CEO and Chairman of Customers Bank. “Looking at the Community Business Banking segment, which will be the continuing Customers' business after the BankMobile spin-off and merger is completed, that segment generated $0.74 of segment earnings after considering the notable items, or $0.64 of segment earnings excluding the $5.3 million securities gain. We are planning to decrease our asset size as of December 31, 2017 so we can further strengthen our capital ratios and continue to meet the small issuer exemption rules of the Durbin Amendment until July 1, 2019, if needed,” continued Mr. Sidhu. “We are disappointed about our financial results for Q3 2017 but believe Customers is very well positioned to cross the $10 billion mark again in 2018 and continue building above average shareholder value,” concluded Mr. Sidhu.

Other financial and business highlights for Q3 2017 compared to Q3 2016 include:

•
Total loans outstanding, including commercial loans held for sale, increased $0.8 billion, or 9.0%, to $9.2 billion as of September 30, 2017 compared to total loans of $8.4 billion as of September 30, 2016.

•
Commercial and industrial loans, excluding commercial loans to mortgage companies, increased $302 million to $1.6 billion, up 24.2% over September 30, 2016, multi-family loans increased $594 million to $3.8 billion, up 18.7 percent over September 30, 2016, commercial non-owner-occupied real estate loans increased only $87 million to $1.2 billion, consumer loans increased $193 million to $0.5 billion, and commercial loans to mortgage companies decreased $407 million to $2.0 billion.

•
Total deposits increased by $208 million, or 2.8%, to $7.6 billion as of September 30, 2017 compared to total deposits of $7.4 billion as of September 30, 2016. Non-interest bearing demand deposit accounts increased $346 million to $1.4 billion, interest bearing demand deposit accounts increased $161 million to $362 million, money market deposit accounts increased $329 million to $3.5 billion, and certificates of deposit accounts decreased $629 million to $2.3 billion.

•
Q3 2017 net interest income of $68.0 million increased $3.4 million, or 5.3%, from net interest income for Q3 2016 as average interest earning assets increased $1.2 billion. The Q3 2017 net interest margin narrowed by 21 basis points from Q3 2016 to 262 basis points. The net interest margin compression largely resulted from a nearly $1.5 million reduction in prepayment penalties in the multi-family portfolio. Net interest margin was also impacted by Customers Bancorp's issuance of 3.95% senior notes on June 30, 2017 and a one-time interest expense adjustment of approximately $0.3 million.

•
Customers’ Q3 2017 provision for loan losses totaled $2.4 million compared to a provision expense of $0.1 million in Q3 2016. The Q3 2017 provision expense included $1.4 million for loan portfolio net growth and a $0.8 million increase for specifically identified loans. There were no significant changes in Customers' methodology for estimating the allowance for loan losses in Q3 2017.

•
Non-interest income decreased $9.5 million in Q3 2017 to $18.0 million, a 34.4% decrease over Q3 2016. Included in Q3 2017 non-interest income was an $8.3 million impairment charge related to Religare and a $5.3 million gain on sale of investment securities, while Q3 2016 had a one-time benefit of $2.2 million arising from a recovery of a previously recorded loss.

•
Non-interest expenses totaled $61.0 million, an increase of $4.8 million from Q3 2016, or 8.6%. Salaries and employee benefits increased $2.1 million, and the $4.2 million in catch-up depreciation and amortization adjustment was recorded in Q3 2017 for BankMobile assets that were previously classified as held for sale. These increases were partially offset by decreases in other real estate owned valuation adjustments and in deposit insurance assessments, non-income taxes and regulatory fees, of $0.7 million and $0.3 million, respectively.

•
During Q3 2017, Customers reversed $4.6 million in expected tax benefits from previously recorded other-than-temporary impairment losses on Religare securities. Customers no longer believes that those tax benefits will be realizable as a result of the change in strategy regarding the disposition of BankMobile. Q3 2017 income tax expense of $14.9 million on pre-tax income of $22.7 million, excluding the impact of the tax benefit reversal, represents an effective tax rate of 45.4% compared to Q3 2016 income tax expense of $14.6 million on pre-tax income of $35.8 million for an effective tax rate of 40.7%. It is expected that Customers' effective tax rate will be approximately 37.25% for the remainder of 2017.

•
BankMobile, previously presented as discontinued operations in the financial statements due to Customers' stated intent to sell the business, was reclassified as held and used at September 30, 2017. During Q3 2017, Customers decided that the best strategy for its shareholders for divesting BankMobile was to spin-off BankMobile to Customers’ shareholders through a spin-off/merger transaction. During Q3 2017, the BankMobile segment reported non-interest income of $13.8 million, operating expenses of $27.1 million, provision for loan losses of $0.5 million and a tax benefit of $4.1 million from the operating losses, resulting in a net loss of $6.9 million. The segment results include the funds transfer pricing benefit received by the segment for the originated deposits in the segment reporting results.

•
The increase in BankMobile's non-interest expense of $7.7 million to $27.1 million in Q3 2017 as compared to $19.4 million in Q3 2016 was mainly due to the $4.2 million catch-up depreciation and amortization for BankMobile assets for the period the assets were classified as held for sale, increases in core processing system costs including system conversion expenses totaling $1.7 million, and increases in non-capitalizable software development costs of $1.4 million.

•
Customers' return on average assets was 0.29% in Q3 2017 compared to 0.89% in Q3 2016, and its return on average common equity was 2.33% in Q3 2017 compared to 13.21% in Q3 2016. The adjusted return on average assets, which excludes the notable items described above (a non-GAAP measure) was 0.86% in Q3 2017 and the adjusted return on average common equity, which excludes the notable items described above (a non-GAAP measure) was 11.11% in Q3 2017.

•
The Q3 2017 efficiency ratio was 68.6% compared to the Q3 2016 efficiency of 61.1%. The Q3 2017 efficiency ratio for the Community Business Banking segment was 46.9% compared to the Q3 2016 efficiency ratio of 49.6% for the segment.

•
The book value and tangible book value (a non-GAAP measure) per common share increased to $22.51 and $21.98 per share, respectively, at September 30, 2017, both reflecting a CAGR of 12% over the past five years.

•	Based on Customers Bancorp, Inc.'s September 30, 2017 closing stock price of $32.62, Customers was trading at approximately 1.5 times tangible book value per common share.

Q3 2017 compared to Q2 2017:

Customers’ Q3 2017 net income to common shareholders decreased $16.0 million, or 79.4%, to $4.1 million from net income to common shareholders of $20.1 million for the second quarter of 2017 ("Q2 2017"). The $16.0 million decrease in Q3 2017 net income compared to Q2 2017 net income resulted primarily from the following quarter-over-quarter changes:

•
The $0.6 million decrease in net interest income in Q3 2017 was principally attributable to lower prepayment penalties and other adjustments of approximately $1.7 million in Q3 2017 when compared to Q2 2017.

•
The $1.8 million increase in provision for loan losses in Q3 2017 compared to Q2 2017 resulted principally from higher provisions for loan portfolio growth of $1.4 million and a $0.8 million increase for specifically identified loans. There were no significant changes in Customers' methodology for estimating the allowance for loan losses in Q3 2017.

•
Non-interest income, excluding the $5.3 million and $3.2 million gains realized from the sale of investment securities in Q3 2017 and Q2 2017, respectively, and the impairment charges of $8.3 and $2.9 million recognized on Religare in Q3 2017 and Q2 2017, respectively, increased  by $2.9 million in Q3 2017 to $21.0 million, compared to $18.1 million in Q2 2017. The Q3 2017 increase resulted primarily from increases in interchange and card revenue of $0.9 million, gains on sale of Small Business Administration ("SBA") and other loans of $0.6 million, deposit fees of $0.5 million and derivative and hedging related items of $0.2 million. The second quarter has lower seasonal activity for the BankMobile student disbursement business which resulted in the increase in interchange and card revenue during Q3 2017.

•
The $10.6 million increase in non-interest expenses in Q3 2017 compared to Q2 2017 resulted primarily from the $4.2 million charge in Q3 2017 relating to the catch-up amount of depreciation and amortization expense resulting from the reclassification of BankMobile assets from held for sale to held and used. Salaries and employee benefits and professional services increased by a combined $2.3 million while core processing system costs increased by $1.9 million and non-capitalizable costs related to BankMobile software development increased by $0.8 million.

•
The $2.6 million increase in income tax expense in Q3 2017 compared to Q2 2017 was primarily due to the reversal of $4.6 million in expected tax benefits from previously recorded other-than-temporary impairment losses on Religare securities and the Q3 2017 other-than-temporary impairment on the same securities which no tax benefit was recorded because of the change in the disposition strategy for BankMobile as previously described.

•
BankMobile, which was reclassified from held for sale to held and used in Q3 2017, had a pre-tax loss of $13.7 million, before considering funds transfer pricing, an increase of 62% from Q2 2017 as a result of lower deposit balances in student accounts and the recapture of $4.2 million of depreciation and amortization charges deferred while the business was classified as held for sale. Segment reporting results, which consider income taxes and a transfer of interest income from the Community Business Banking segment to the BankMobile segment of $2.7 million in the third quarter for the use of low/no cost deposits, indicates a Q3 2017 BankMobile after-tax segment loss of $6.9 million.

•
The increase in BankMobile's non-interest expense of $7.2 million to $27.1 million in Q3 2017 as compared to $19.8 million in Q2 2017 was mainly due to the $4.2 million catch-up depreciation and amortization for BankMobile assets for the period the assets were classified as held for sale, increases in core processing system costs including system conversion expenses totaling $1.0 million, increases in non-capitalizable software development costs of $0.8 million, as well as increases in legal fees and external professional services of $1.2 million.

The following table presents a summary of key earnings and performance metrics for the quarter ended September 30, 2017 and the preceding four quarters, respectively:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per-share data)
	Q3	Q2	Q1	Q4	Q3
	2017	2017	2017	2016	2016

Net income available to common shareholders	$4,139	$20,107	$22,132	$16,213	$18,655
Basic earnings per common share ("EPS")	$0.13	$0.66	$0.73	$0.56	$0.68
Diluted EPS	$0.13	$0.62	$0.67	$0.51	$0.63
Average common shares outstanding - basic	30,739,671	30,641,554	30,407,060	28,978,115	27,367,551
Average common shares outstanding - diluted	32,512,692	32,569,652	32,789,160	31,581,811	29,697,207
Shares outstanding period end	30,787,632	30,730,784	30,636,327	30,289,917	27,544,217
Return on average assets	0.29%	0.93%	1.09%	0.84%	0.89%
Return on average common equity	2.33%	11.84%	13.80%	10.45%	13.21%
Return on average assets - pre-tax and pre-provision (1)	0.92%	1.43%	1.51%	1.25%	1.51%
Return on average common equity - pre-tax and pre-provision (2)	12.04%	19.42%	20.07%	16.58%	23.59%
Net interest margin, tax equivalent (3)	2.62%	2.78%	2.73%	2.84%	2.83%
Efficiency ratio	68.55%	58.15%	56.82%	57.70%	61.06%
Non-performing loans (NPLs) to total loans (including held-for-sale loans)	0.33%	0.21%	0.33%	0.22%	0.16%
Reserves to non-performing loans	130.83%	204.59%	149.85%	215.31%	287.88%
Net charge-offs	$2,495	$1,960	$482	$770	$288
Tier 1 capital to average assets (leverage ratio)	8.35%	8.66%	9.04%	9.07%	8.18%
Common equity Tier 1 capital to risk-weighted assets (4)	8.28%	8.28%	8.51%	8.49%	7.12%
Tier 1 capital to risk-weighted assets (4)	10.94%	10.96%	11.35%	11.41%	9.90%
Total capital to risk-weighted assets (4)	12.39%	12.43%	12.99%	13.05%	11.63%
Tangible common equity to tangible assets (5)	6.47%	6.21%	6.52%	6.63%	5.79%
Book value per common share	$22.51	$22.54	$21.62	$21.08	$20.78
Tangible book value per common share (period end) (6)	$21.98	$21.97	$21.04	$20.49	$20.16
Period end stock price	$32.62	$28.28	$31.53	$35.82	$25.16

(1) Non-GAAP measure calculated as GAAP net income, plus provision for loan losses and income tax expense divided by average total assets.
(2) Non-GAAP measure calculated as GAAP net income available to common shareholders, plus provision for loan losses and income tax expense divided by average common equity.
(3) Non-GAAP measure calculated as GAAP net interest income, plus tax equivalent interest using a 35% statutory rate divided by average interest earning assets.
(4) Risk based regulatory capital ratios are estimated for Q3 2017.
(5) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(6) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by common shares outstanding at period end.

Capital
Customers recognizes the importance of not only being well capitalized in the current regulatory environment but to have adequate capital buffers to absorb any unexpected shocks. "Our capital ratios generally held steady for the risk-based capital ratios during Q3 2017 as the growth in the loan portfolio was offset by a decline in the securities portfolio," stated Mr. Sidhu. "We continue to target a Tier I leverage capital ratio of 9.0% or higher and a total risk-based capital ratio of around 13.0%, but we also need to take advantage of strong loan growth opportunities when available to us," Mr. Sidhu continued. For the quarter ending September 30, 2017, Customers is preliminarily calculating its Tier 1 leverage ratio at 8.35% and its total risk-based capital ratio at 12.39%. "As we shrink our balance sheet by about $500 million during the fourth quarter of 2017 and anticipate strong earnings in the quarter, we expect to reach closer to targeted capital levels at year end 2017 and future years as we retain earnings, limit asset growth to a level supported by earnings, or raise capital when considered prudent," concluded Mr. Sidhu.
BankMobile
BankMobile, a division of Customers Bank, operates a branchless digital bank offering low cost banking services to its 1.2 million active deposit customers. BankMobile has opened over 480,000 new checking accounts, and converted over 374,000 checking accounts to BankMobile, since June 16, 2016. Deposit balances were $781 million at September 30, 2017, including $778 million of non-interest bearing deposit accounts. Customers has stated its intent to spin-off and then merge the BankMobile business in 2018.
Managing Commercial Real Estate Concentration Risks and Providing High Net Worth Families Loans for Their Multi-Family Holdings
Customers' loans collateralized by multi-family properties were approximately 327% of total risk-based capital at September 30, 2017, compared to 345% of total risk-based capital at September 30, 2016. Recognizing the risks that accompany certain elements of commercial real estate ("CRE") lending, Customers has as part of its core strategies studiously sought to limit its risks and has concluded that it has appropriate risk management systems in place to manage this portfolio. Customers' total real estate construction and development exposure, arguably the riskiest area of CRE, was only $87 million at September 30, 2017.
Customers' multifamily exposures are focused principally on loans to high net worth families collateralized by multi-family properties that are of modest size and subject to what Customers believes are conservative underwriting standards. Customers believes it has a strong risk management process to manage the portfolio risks prospectively and that this portfolio will perform well even under a stressed scenario. Following are some unique characteristics of Customers' multi-family loan portfolio:

•	Principally concentrated in New York City and principally to high net worth families;

•	Average loan size is $6.8 million;

•	Median annual debt service coverage ratio is 137%;

•	Median loan-to-value is 67.75%;

•	All loans are individually stressed with an increase of 1% and 2% to the cap rate and an increase of 1.5% and 3% in loan interest rates;

•	All properties are inspected prior to a loan being granted and monitored thereafter on an annual basis by dedicated portfolio managers; and

•	Credit approval process is independent of customer sales and portfolio management process.
Customers' total CRE loan exposures subject to regulatory concentration guidelines include construction loans of $87 million, multi-family loans of $3.8 billion, and non-owner occupied commercial real estate loans of $1.2 billion, which represent 437% of total risk-based capital on a combined basis.
Asset Quality and Interest Rate Risk
Risk management is a critical component of how Customers creates long-term shareholder value, and Customers believes that two of the most important risks of banking to be understood and managed in an uncertain economy are asset quality and interest rate risk.
Customers believes that asset quality risks must be diligently addressed during good economic times with prudent underwriting standards so that when the economy deteriorates the bank's capital is sufficient to absorb all losses without threatening its ability to operate and serve its community and other constituents. "Customers adopted prudent underwriting standards in 2010 when the current management team assumed responsibility for building the Bank and has not compromised those standards," stated Mr. Sidhu. "Customers' non-performing loans at September 30, 2017 were only 0.33% of total loans, compared to our peer group non-performing loans of approximately 0.88% of total loans at September 30, 2017, and industry average non-performing loans of 1.42% of total loans at September 30, 2017. Our expectation is superior asset quality performance in good times and in difficult years," said Mr. Sidhu.
"Customers' objective is to manage the estimated effect of future interest rate changes, up or down, to about a neutral effect on net interest income, so not speculating on whether interest rates go up or down. At September 30, 2017, we were approximately neutral in our likely interest rate forecasts," said Mr. Sidhu. "The margin compression year over year was principally caused by $1.5 million lower prepayment fees from the multi-family loan portfolio during Q3 2017 compared to Q3 2016. To address the risk of rate compression, Customers has altered its strategy for dealing with a flat yield curve by being very disciplined about pricing and selling lower yielding assets as the yield curve normalizes in the future," concluded Mr. Sidhu.
Diversified Loan Portfolio
Customers is a Business Bank that principally focuses on private banking for loan and deposit services, covering four lending activities; commercial and industrial loans to privately held businesses, multi-family loans principally to high net worth families, selected commercial real estate loans, and commercial loans and banking services to privately held mortgage companies. Commercial and industrial loans, including owner-occupied commercial real estate loans, and commercial loans to mortgage companies, were approximately $3.6 billion at September 30, 2017. Multi-family loans, or loans to high net worth families, were also approximately $3.8 billion at September 30, 2017. Non-owner occupied commercial real estate loans were approximately $1.2 billion at September 30, 2017. Consumer and residential mortgage loans make up only about 5% of the loan portfolio.

Conference Call
Date:            Wednesday, October 25, 2017
Time:            5:00 PM ET
US Dial-in:        800-243-6403
International Dial-in:    719-325-2220
Participant Code:    247666

Please dial in at least 10 minutes before the start of the call to ensure timely participation. A playback of the call will be available beginning October 25, 2017 at 8:00PM ET until 8:00PM ET on November 24, 2017. To listen, call within the United States (888)-203-1112 or 719-457-0820 when calling internationally. Please use the replay pin number 8954747.

Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $10.5 billion that was named by Forbes magazine as the 35th Best Bank in America (there are over 6,200 banks in the United States). A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.
Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company’s website, www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers’ BankMobile business with the acquired Disbursements business, the implementation of Customers

Bancorp, Inc.'s strategy regarding BankMobile, the possibility that the anticipated purchase agreement between Customers Bancorp, Inc. and related entities and Flagship Community Bank may not be executed, the possibility of events, changes or other circumstances occurring or existing that could result in the planned spin-off and merger of BankMobile not being completed, the possibility that the planned spin-off and merger of BankMobile may be more expensive to complete than anticipated, the possibility that the expected benefits of the planned transactions to Customers and its shareholders may not be achieved, the possibility of Customers incurring liabilities relating to the disposition of BankMobile, the possible effects on Customers' results of operations if the planned spin-off and merger of BankMobile are not completed in a timely fashion or at all, or that Customers' assets which are now in excess of $10 billion are not reduced to below $10 billion as of December 31, 2017 also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2016, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	Q3	Q2	Q3
	2017	2017	2016
Interest income:
Loans receivable, including fees	$67,107	$67,037	$60,362
Loans held for sale	21,633	17,524	18,737
Investment securities	7,307	7,823	3,528
Other	2,238	1,469	1,585
Total interest income	98,285	93,853	84,212

Interest expense:
Deposits	18,381	16,229	13,009
Other borrowings	3,168	1,993	1,642
FHLB advances	7,032	5,340	3,291
Subordinated debt	1,685	1,685	1,685
Total interest expense	30,266	25,247	19,627
Net interest income	68,019	68,606	64,585
Provision for loan losses	2,352	535	88
Net interest income after provision for loan losses	65,667	68,071	64,497

Non-interest income:
Interchange and card revenue	9,570	8,648	11,547
Gains (losses) on investment securities	5,349	3,183	(1)
Deposit fees	2,659	2,133	4,218
Mortgage warehouse transactional fees	2,396	2,523	3,080
Bank-owned life insurance	1,672	2,258	1,386
Gain on sale of SBA and other loans	1,144	573	1,206
Mortgage banking income	257	291	287
Impairment loss on investment securities	(8,349)	(2,882)	—
Other	3,328	1,664	5,763
Total non-interest income	18,026	18,391	27,486

Non-interest expense:
Salaries and employee benefits	24,807	23,651	22,681
Technology, communication and bank operations	14,401	8,910	12,525
Professional services	7,403	6,227	7,006
Occupancy	2,857	2,657	2,450
FDIC assessments, taxes, and regulatory fees	2,475	2,416	2,726
Loan workout	915	408	592
Other real estate owned	445	160	1,192
Advertising and promotion	404	378	591
Acquisition related expenses	—	—	144
Other	7,333	5,605	6,311
Total non-interest expense	61,040	50,412	56,218
Income before income tax expense	22,653	36,050	35,765
Income tax expense	14,899	12,328	14,558
Net income	7,754	23,722	21,207
Preferred stock dividends	3,615	3,615	2,552
Net income available to common shareholders	$4,139	$20,107	$18,655

Basic earnings per common share	$0.13	$0.66	$0.68
Diluted earnings per common share	$0.13	$0.62	$0.63

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	September 30,	September 30,
	2017	2016
Interest income:
Loans receivable, including fees	$195,605	$173,847
Loans held for sale	53,103	50,272
Investment securities	21,017	10,875
Other	5,507	3,937
Total interest income	275,232	238,931

Interest expense:
Deposits	48,934	34,365
Other borrowings	6,767	4,867
FHLB advances	15,433	9,274
Subordinated debt	5,055	5,055
Total interest expense	76,189	53,561
Net interest income	199,043	185,370
Provision for loan losses	5,937	2,854
Net interest income after provision for loan losses	193,106	182,516

Non-interest income:
Interchange and card revenue	31,729	13,806
Gains on investment securities	8,532	25
Deposit fees	7,918	5,260
Mortgage warehouse transactional fees	7,139	8,702
Bank-owned life insurance	5,297	3,629
Gain on sale of SBA and other loans	3,045	2,135
Mortgage banking income	703	737
Impairment loss on investment securities	(12,934)	—
Other	7,741	6,943
Total non-interest income	59,170	41,237

Non-interest expense:
Salaries and employee benefits	69,569	58,051
Technology, communication and bank operations	33,227	19,021
Professional services	21,142	13,213
Occupancy	8,228	7,248
FDIC assessments, taxes, and regulatory fees	6,615	11,191
Loan workout	1,844	1,497
Advertising and promotion	1,108	1,178
Other real estate owned	550	1,663
Acquisition related expenses	—	1,195
Other	18,535	14,049
Total non-interest expense	160,818	128,306
Income before income tax expense	91,458	95,447
Income tax expense	34,236	36,572
Net income	57,222	58,875
Preferred stock dividends	10,844	5,900
Net income available to common shareholders	$46,378	$52,975

Basic earnings per common share	$1.52	$1.95
Diluted earnings per common share	$1.42	$1.80

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	September 30,	December 31,	September 30,
	2017	2016	2016
ASSETS
Cash and due from banks	$13,318	$37,485	$39,742
Interest-earning deposits	206,162	227,224	225,846
Cash and cash equivalents	219,480	264,709	265,588
Investment securities available for sale, at fair value	584,823	493,474	530,896
Loans held for sale	2,113,293	2,117,510	2,402,708
Loans receivable	7,061,338	6,154,637	6,016,995
Allowance for loan losses	(38,314)	(37,315)	(37,897)
Total loans receivable, net of allowance for loan losses	7,023,024	6,117,322	5,979,098
FHLB, Federal Reserve Bank, and other restricted stock	98,611	68,408	71,621
Accrued interest receivable	27,135	23,690	22,100
Bank premises and equipment, net	12,369	12,769	12,428
Bank-owned life insurance	255,683	161,494	160,357
Other real estate owned	1,059	3,108	3,897
Goodwill and other intangibles	16,604	17,621	16,924
Other assets	119,748	102,631	136,993
Total assets	$10,471,829	$9,382,736	$9,602,610

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$1,427,304	$966,058	$1,080,970
Interest-bearing deposits	6,169,772	6,337,717	6,308,000
Total deposits	7,597,076	7,303,775	7,388,970
Federal funds purchased	147,000	83,000	52,000
FHLB advances	1,462,343	868,800	1,036,700
Other borrowings	186,258	87,123	86,957
Subordinated debt	108,856	108,783	108,758
Accrued interest payable and other liabilities	59,654	75,383	139,414
Total liabilities	9,561,187	8,526,864	8,812,799

Preferred stock	217,471	217,471	217,549
Common stock	31,318	30,820	28,074
Additional paid in capital	429,633	427,008	374,161
Retained earnings	240,076	193,698	177,486
Accumulated other comprehensive income (loss)	377	(4,892)	774
Treasury stock, at cost	(8,233)	(8,233)	(8,233)
Total shareholders' equity	910,642	855,872	789,811
Total liabilities & shareholders' equity	$10,471,829	$9,382,736	$9,602,610

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Three months ended
	September 30,		June 30,		September 30,
	2017		2017		2016
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$280,845	1.30%	$203,460	1.08%	$237,753	0.55%
Investment securities	1,017,065	2.87%	1,066,277	2.93%	534,333	2.64%
Loans:
Commercial loans to mortgage companies	1,956,587	4.28%	1,762,469	4.14%	2,142,986	3.53%
Multifamily loans	3,639,566	3.63%	3,508,634	3.75%	3,283,007	3.80%
Commercial and industrial	1,476,083	4.24%	1,393,438	4.24%	1,193,906	3.96%
Non-owner occupied commercial real estate	1,294,996	3.89%	1,299,809	4.00%	1,236,054	3.96%
All other loans	561,911	4.12%	553,790	4.27%	385,511	4.70%
Total loans	8,929,143	3.94%	8,518,140	3.98%	8,241,464	3.82%
Other interest-earning assets	125,341	4.16%	105,908	3.48%	90,010	5.56%
Total interest earning assets	10,352,394	3.77%	9,893,785	3.80%	9,103,560	3.68%
Non-interest earning assets	389,797		371,548		336,013
Total assets	$10,742,191		$10,265,333		$9,439,573

Liabilities
Total interest bearing deposits (1)	$6,180,483	1.18%	$6,258,309	1.04%	$6,150,265	0.84%
Borrowings	2,414,086	1.96%	1,951,282	1.85%	1,586,262	1.66%
Total interest bearing liabilities	8,594,569	1.40%	8,209,591	1.23%	7,736,527	1.01%
Non-interest bearing deposits (1)	1,158,911		1,082,800		863,435
Total deposits & borrowings	9,753,480	1.23%	9,292,391	1.09%	8,599,962	0.91%
Other non-interest bearing liabilities	66,220		74,429		129,208
Total liabilities	9,819,700		9,366,820		8,729,170
Shareholders' equity	922,491		898,513		710,403
Total liabilities and shareholders' equity	$10,742,191		$10,265,333		$9,439,573

Net interest margin		2.61%		2.78%		2.82%
Net interest margin tax equivalent		2.62%		2.78%		2.83%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.99%, 0.89% and 0.74% for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Nine months ended
	September 30,		September 30,
	2017		2016
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$327,154	1.00%	$211,971	0.53%
Investment securities	971,710	2.88%	548,921	2.64%
Loans:
Commercial loans to mortgage companies	1,734,874	4.15%	1,931,892	3.51%
Multifamily loans	3,496,276	3.69%	3,235,689	3.78%
Commercial and industrial	1,402,650	4.20%	1,127,622	3.98%
Non-owner occupied commercial real estate	1,290,762	3.90%	1,170,996	3.85%
All other loans	515,567	4.30%	399,202	4.80%
Total loans	8,440,129	3.94%	7,865,401	3.81%
Other interest-earning assets	102,590	3.99%	90,911	4.54%
Total interest earning assets	9,841,583	3.74%	8,717,204	3.66%
Non-interest earning assets	367,595		305,326
Total assets	$10,209,178		$9,022,530

Liabilities
Total interest bearing deposits (1)	$6,218,307	1.05%	$5,801,231	0.79%
Borrowings	1,836,654	1.98%	1,693,455	1.51%
Total interest-bearing liabilities	8,054,961	1.26%	7,494,686	0.95%
Non-interest-bearing deposits (1)	1,185,062		800,358
Total deposits & borrowings	9,240,023	1.10%	8,295,044	0.86%
Other non-interest bearing liabilities	72,622		76,774
Total liabilities	9,312,645		8,371,818
Shareholders' equity	896,533		650,712
Total liabilities and shareholders' equity	$10,209,178		$9,022,530

Net interest margin		2.70%		2.84%
Net interest margin tax equivalent		2.71%		2.84%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.88% and 0.70% for the nine months ended September 30, 2017 and 2016, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN COMPOSITION (UNAUDITED)
(Dollars in thousands)
	September 30,	December 31,	September 30,
	2017	2016	2016

Commercial:
Multi-family	$3,769,206	$3,214,999	$3,175,561
Commercial & industrial (1)	3,564,865	3,499,854	3,670,598
Commercial real estate- non-owner occupied	1,237,849	1,193,715	1,151,099
Construction	73,203	64,789	83,835
Total commercial loans	8,645,123	7,973,357	8,081,093

Consumer:
Residential	435,188	193,502	230,690
Manufactured housing	92,938	101,730	104,404
Other consumer	3,819	3,482	3,420
Total consumer loans	531,945	298,714	338,514
Deferred (fees)/costs and unamortized (discounts)/premiums, net	(2,437)	76	96
Total loans	$9,174,631	$8,272,147	$8,419,703

(1) Commercial & industrial loans, including mortgage warehouse and owner occupied commercial real estate loans.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of September 30, 2017					As of December 31, 2016					As of September 30, 2016
	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs
Loan Type
Originated Loans
Multi-Family	$3,616,313	$—	$12,696	—%	—%	$3,211,516	$—	$11,602	—%	—%	$3,146,121	$—	$11,673	—%	—%
Commercial & Industrial (1)	1,507,395	22,995	13,084	1.53%	56.90%	1,282,727	10,185	12,560	0.79%	123.32%	1,192,720	6,326	12,129	0.53%	191.73%
Commercial Real Estate- Non-Owner Occupied	1,215,099	—	4,665	—%	—%	1,158,531	—	4,569	—%	—%	1,113,620	—	4,417	—%	—%
Residential	108,786	581	2,130	0.53%	366.61%	114,510	341	2,270	0.30%	665.69%	118,167	32	2,232	0.03%	6,975.00%
Construction	73,203	—	847	—%	—%	64,789	—	772	—%	—%	83,835	—	1,049	—%	—%
Other Consumer (2)	1,450	—	59	—%	—%	947	—	12	—%	—%	816	—	10	—%	—%
Total Originated Loans	6,522,246	23,576	33,481	0.36%	142.01%	5,833,020	10,526	31,785	0.18%	301.97%	5,655,279	6,358	31,510	0.11%	495.60%
Loans Acquired
Bank Acquisitions	153,772	4,307	4,642	2.80%	107.78%	167,946	5,030	5,244	3.00%	104.25%	177,085	5,046	5,965	2.85%	118.21%
Loan Purchases	387,757	1,959	919	0.51%	46.91%	153,595	2,236	1,279	1.46%	57.20%	184,535	1,992	1,089	1.08%	54.67%
Total Acquired Loans	541,529	6,266	5,561	1.16%	88.75%	321,541	7,266	6,523	2.26%	89.77%	361,620	7,038	7,054	1.95%	100.23%
Deferred (fees) costs and unamortized (discounts) premiums, net	(2,437)	—	—	—%	—%	76	—	—	—%	—%	96	—	—	—%	—%
Total Loans Held for Investment	7,061,338	29,842	39,042	0.42%	130.83%	6,154,637	17,792	38,308	0.29%	215.31%	6,016,995	13,396	38,564	0.22%	287.88%
Total Loans Held for Sale	2,113,293	—	—	—%	—%	2,117,510	—	—	—%	—%	2,402,708	—	—	—%	—%
Total Portfolio	$9,174,631	$29,842	$39,042	0.33%	130.83%	$8,272,147	$17,792	$38,308	0.22%	215.31%	$8,419,703	$13,396	$38,564	0.16%	287.88%

(1) Commercial & industrial loans, including owner occupied commercial real estate.
(2) Includes activity for BankMobile related loans, primarily overdrawn deposit accounts.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	For the Quarter Ended
	Q3	Q2	Q3
	2017	2017	2016
Originated Loans
Commercial & Industrial (1)	$2,025	$1,840	$49
Commercial Real Estate- Non-Owner Occupied	77	—	—
Residential	125	69	43
Other Consumer (2)	348	172	245
Total Net Charge-offs (Recoveries) from Originated Loans	2,575	2,081	337
Loans Acquired
Bank Acquisitions	(80)	(121)	(49)
Total Net Charge-offs (Recoveries) from Acquired Loans	(80)	(121)	(49)
Total Net Charge-offs from Loans Held for Investment	$2,495	$1,960	$288

(1) Commercial & industrial loans, including owner occupied commercial real estate.
(2) Includes activity for BankMobile related loans, primarily overdrawn deposit accounts.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
SEGMENT REPORTING - UNAUDITED
(Dollars in thousands)

	Three months ended September 30, 2017
	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$95,585	$2,700	$98,285
Interest expense	30,250	16	30,266
Net interest income	65,335	2,684	68,019
Provision for loan losses	1,874	478	2,352
Non-interest income	4,190	13,836	18,026
Non-interest expense	33,990	27,050	61,040
Income (loss) before income tax expense (benefit)	33,661	(11,008)	22,653
Income tax expense (benefit)	18,999	(4,100)	14,899
Net income (loss)	14,662	(6,908)	7,754
Preferred stock dividends	3,615	—	3,615
Net income (loss) available to common shareholders	$11,047	$(6,908)	$4,139

(1) - Amounts reported include funds transfer pricing of $2.7 million, a non-GAAP allocation of interest income, for the three months ended September 30, 2017 credited to BankMobile for the value provided to the Community Business Banking segment for the use of low/no cost deposits.

	Nine months ended September 30, 2017
	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$265,524	$9,708	$275,232
Interest expense	76,134	55	76,189
Net interest income	189,390	9,653	199,043
Provision for loan losses	5,459	478	5,937
Non-interest income	16,587	42,583	59,170
Non-interest expense	94,704	66,114	160,818
Income (loss) before income tax expense (benefit)	105,814	(14,356)	91,458
Income tax expense (benefit)	39,584	(5,348)	34,236
Net income (loss)	66,230	(9,008)	57,222
Preferred stock dividends	10,844	—	10,844
Net income (loss) available to common shareholders	$55,386	$(9,008)	$46,378

As of September 30, 2017
Goodwill and other intangibles	$3,632	$12,972	$16,604
Total assets	$10,405,452	$66,377	$10,471,829
Total deposits	$6,815,994	$781,082	$7,597,076
(1) - Amounts reported include funds transfer pricing of $9.7 million, a non-GAAP allocation of interest income, for the nine months ended September 30, 2017 credited to BankMobile for the value provided to the Community Business Banking segment for the use of low/no cost deposits.

At September 30, 2017, Customers anticipates that cash, securities, or loans (or a combination thereof) with a market value equal to the amount of BankMobile deposits at the time the planned disposition closes will be transferred separately in the combined entity as a result of the contemplated spin-off and merger transaction.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
(Dollars in thousands, except per share data)
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to Non-GAAP measures disclosed within this document.

Adjusted Net Income to Common Shareholders	Nine months ended September 30, 2017
			Q3 2017
	USD	Per share	USD	Per share
GAAP net income to common shareholders	$46,378	$1.42	$4,139	$0.13
Reconciling items (after tax):
Adjustments for change in BankMobile strategy:
Catch-up depreciation/amortization on BankMobile assets	2,648	0.08	2,648	0.08
Loss of deferred tax asset for Religare impairment - periods prior to Q3 2017	4,613	0.14	4,613	0.14
Loss of deferred tax asset for Religare impairment for Q3 2017	3,110	0.10	3,110	0.10
Sub-total	10,371	0.32	10,371	0.32
Religare impairment - excluding loss of deferred tax asset considered above	$8,036	$0.25	$5,239	$0.16
Adjusted net income to common shareholders	$64,785	$1.99	$19,749	$0.61

Adjusted Net Income to Common Shareholders - Community Business Banking Segment Only
	Q3 2017
	USD	Per share
GAAP net income to common shareholders	$11,047	$0.34
Reconciling Items (after tax):
Adjustments for change in BankMobile strategy:
Loss of deferred tax asset for Religare impairment - prior periods	4,613	0.14
Loss of deferred tax asset for Religare impairment - current period	3,110	0.10
Sub-total	7,723	0.24
Religare impairment - current period (excluding loss of deferred tax asset considered above)	$5,239	$0.16
Adjusted net income to common shareholders	$24,009	$0.74
Less: Gains on investment securities	$(3,263)	$(0.10)
Adjusted net income to common shareholders excluding gains on investment securities	$20,746	$0.64

Adjusted Return on Average Assets
	Q3 2017	Q3 2016
GAAP Net Income	$7,754	$21,207
Reconciling Items (after tax):
Adjustments for change in BankMobile strategy:
Catch-up depreciation/amortization on BankMobile assets	2,648	—
Loss of deferred tax asset for Religare impairment - prior periods	4,613	—
Loss of deferred tax asset for Religare impairment - current period	3,110	—
Sub-total	10,371	—
Religare impairment - current period (excluding loss of deferred tax asset considered above)	$5,239	$—
Adjusted Net Income	$23,364	$21,207

Average Total Assets	$10,742,191	$9,439,573

Adjusted Return on Average Assets	0.86%	0.89%

Adjusted Return on Average Common Equity
	Q3 2017	Q3 2016
GAAP Net Income to Common Shareholders	$4,139	$18,655
Reconciling Items (after tax):
Adjustments for change in BankMobile strategy:
Catch-up depreciation/amortization on BankMobile assets	2,648	—
Loss of deferred tax asset for Religare impairment - prior periods	4,613	—
Loss of deferred tax asset for Religare impairment - current period	3,110	—
Sub-total	10,371	—
Religare impairment - current period (excluding loss of deferred tax asset considered above)	$5,239	$—
Adjusted Net Income to Common Shareholders	$19,749	$18,655

Average Total Common Shareholders' Equity	$705,020	$561,714

Adjusted Return on Average Common Equity	11.11%	13.21%

Pre-tax Pre-provision Return on Average Assets
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
GAAP Net Income	$7,754	$23,722	$25,747	$19,828	$21,207
Reconciling Items:
Provision for loan losses	2,352	535	3,050	187	88
Income tax expense	14,899	12,327	7,009	9,320	14,558
Pre-Tax Pre-provision Net Income	$25,005	$36,584	$35,806	$29,335	$35,853

Average Total Assets	$10,742,191	$10,265,333	$9,607,541	$9,339,158	$9,439,573

Pre-tax Pre-provision Return on Average Assets	0.92%	1.43%	1.51%	1.25%	1.51%

Pre-tax Pre-provision Return on Average Common Equity
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
GAAP Net Income Available to Common Shareholders	$4,139	$20,107	$22,132	$16,213	$18,655
Reconciling Items:
Provision for loan losses	2,352	535	3,050	187	88
Income tax expense	14,899	12,327	7,009	9,320	14,558
Pre-tax Pre-provision Net Income Available to Common Shareholders	$21,390	$32,969	$32,191	$25,720	$33,301

Average Total Shareholders' Equity	$922,491	$898,513	$867,994	$834,480	$710,403
Reconciling Item:
Average Preferred Stock	(217,471)	(217,471)	(217,471)	(217,493)	(148,690)
Average Common Equity	$705,020	$681,042	$650,523	$616,987	$561,713

Pre-tax Pre-provision Return on Average Common Equity	12.04%	19.42%	20.07%	16.58%	23.59%

Net Interest Margin, tax equivalent	Nine months ended September 30,
	2017	2016	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
GAAP Net interest income	$199,043	$185,370	$68,019	$68,607	$62,418	$64,127	$64,585
Tax-equivalent adjustment	399	298	203	104	93	92	96
Net interest income tax equivalent	$199,442	$185,668	$68,222	$68,711	$62,511	$64,219	$64,681

Average total interest earning assets	$9,841,583	$8,717,204	$10,352,394	$9,893,785	$9,266,638	$9,011,995	$9,103,560

Net interest margin, tax equivalent	2.71%	2.84%	2.62%	2.78%	2.73%	2.84%	2.83%

Tangible Common Equity to Tangible Assets
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
GAAP - Total Shareholders' Equity	$910,642	$910,289	$879,817	$855,872	$789,811
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,549)
Goodwill and Other Intangibles	(16,604)	(17,615)	(17,618)	(17,621)	(16,924)
Tangible Common Equity	$676,567	$675,203	$644,728	$620,780	$555,338

Total Assets	$10,471,829	$10,883,548	$9,906,636	$9,382,736	$9,602,610
Reconciling Items:
Goodwill and Other Intangibles	(16,604)	(17,615)	(17,618)	(17,621)	(16,924)
Tangible Assets	$10,455,225	$10,865,933	$9,889,018	$9,365,115	$9,585,686

Tangible Common Equity to Tangible Assets	6.47%	6.21%	6.52%	6.63%	5.79%

Tangible Book Value per Common Share
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
GAAP - Total Shareholders' Equity	$910,642	$910,289	$879,817	$855,872	$789,811
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,549)
Goodwill and Other Intangibles	(16,604)	(17,615)	(17,618)	(17,621)	(16,924)
Tangible Common Equity	$676,567	$675,203	$644,728	$620,780	$555,338

Common shares outstanding	30,787,632	30,730,784	30,636,327	30,289,917	27,544,217

Tangible Book Value per Common Share	$21.98	$21.97	$21.04	$20.49	$20.16

Tangible Book Value per Common Share - CAGR
	Q3 2017	2016	2015	2014	2013	2012	2011
GAAP - Total Shareholders' Equity	$910,642	$855,872	$553,902	$443,145	$386,623	$269,475	$147,748
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(55,569)	—	—	—	—
Goodwill and Other Intangibles	(16,604)	(17,621)	(3,651)	(3,664)	(3,676)	(3,689)	(3,705)
Tangible Common Equity	$676,567	$620,780	$494,682	$439,481	$382,947	$265,786	$144,043

Common shares outstanding	30,787,632	30,289,917	26,901,801	26,745,529	26,646,566	20,305,452	12,482,451

Tangible Book Value per Common Share	$21.98	$20.49	$18.39	$16.43	$14.37	$13.09	$11.54
CAGR	12%